Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2008 SECOND QUARTER FINANCIAL RESULTS
     KILGORE, Texas, August 5, 2008 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the second quarter ended June 30, 2008.
     MMLP reported net income for the second quarter of 2008 of $4.3 million, or $0.25 per limited partner unit. This compared to net income for the second quarter of 2007 of $5.9 million, or $0.41 per limited partner unit. Second quarter 2008 net income was negatively impacted by a $3.3 million non-cash derivatives loss. This non-cash adjustment resulted in a reduction to net income of approximately $0.22 per limited partner unit.
     MMLP reported net income for the six months ended June 30, 2008 of $12.3 million, or $0.76 per limited partner unit. This compared to net income for the six months ended June 30, 2007 of $11.7 million, or $0.82 per limited partner unit. Net income for the six months ended June 30, 2008 was negatively impacted by a $5.2 million non-cash derivatives loss. This non-cash adjustment resulted in a reduction to net income of approximately $0.35 per limited partner unit.
     Revenues for the second quarter of 2008 were $308.1 million compared to $162.3 million for the second quarter of 2007. Revenues for the six months ended June 30, 2008 were $621.2 million, compared to revenues of $318.1 million for the six months ended June 30, 2007.
     The Company’s distributable cash flow for the second quarter of 2008 was $12.3 million. The Company’s distributable cash flow for the six months ended June 30, 2008 was $28.1 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.
     MMLP’s second quarter 2008 financial statements are included with this press release. These financial statements should be read in conjunction with the information contained in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 5, 2008.
     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said “Our overall business remains strong as we continue to benefit from our diversification. Adjusting for non-cash mark-to-market charges, our operating income increased in three of four segments in the second quarter. In our fourth segment, sulfur services, margins declined as expected due to pricing lags in certain contracts and a reduction in fertilizer volumes sold due to seasonality. Accordingly, we expect our third quarter Sulfur Services margins to be substantially improved. For our other businesses, we expect continued improvement as organic growth projects come online through the end of the year and into the first half of 2009. We recently announced our seventh consecutive quarterly distribution increase which represented a 12.1% increase over our distribution one year ago. This growth has come primarily as a result of internally generated organic growth projects. We continue to focus on organic growth projects as a primary driver of our growth as elevated multiples for acquisitions continue to keep us out of the market.”
Investors’ Conference Call
     An investors’ conference call to review the second quarter results will be held on Wednesday, August 6, 2008, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 9:00 a.m. Central Time on August 6, 2008 through 11:59 p.m. Central Time on August 13, 2008. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 292744 The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas services; marine transportation services for petroleum products and by-products; and sulfur and sulfur-based products processing, manufacturing, marketing and distribution.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because MMLP’s management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash available to pay distributions. Distributable cash flow should not be considered an alternative to cash flow from operating activities or any other measure of financial performance in accordance with generally accepted accounting principles (GAAP) in the United States. Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to income from continuing operations. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.
     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in Statements of Cash Flows), plus (less) deferred taxes (as reported in its Statements of Cash Flows), plus distribution equivalents from unconsolidated entities (as described below), plus invested cash in unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in Statements of Operations), plus non-cash mark-to-market on derivatives (as reported in Statements of Cash Flows), less maintenance capital expenditures (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Quarterly Report on Form 10-Q filed on August 5, 2008), plus (gain) loss on sale of property, plant and equipment (as reported in Statements of Cash Flows), plus unit-based compensation (as reported in Statements of Capital).
     MMLP’s distribution equivalents from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in Statements of Cash Flows), plus return of investments from unconsolidated entities (as reported in Statements of Cash Flows), plus distributions in-kind from equity investments (as reported in Statements of Cash Flows). For the quarter ended June 30, 2008, MMLP’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.0 million, $0.2 million and $3.0 million, respectively. For the six months ended June 30, 2008, MMLP’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.0 million, $0.6 million and $5.6 million, respectively.
     MMLP’s invested cash in unconsolidated entities is calculated as distributions from (contributions to) unconsolidated entities for operations (as reported in Statements of Cash Flows), plus expansion capital expenditures in unconsolidated entities (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Quarterly Report on Form 10-Q filed on August 5, 2008). For the quarter ended June 30, 2008, MMLP’s distributions from (contributions to) unconsolidated entities for operations and expansion capital expenditures in unconsolidated entities were $(0.4) million and $1.1 million, respectively. For the six months ended June 30, 2008, MMLP’s distributions from (contributions to) unconsolidated entities for operations and expansion capital expenditures in unconsolidated entities were $0.1 million and $1.9 million, respectively.
Contact: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
Assets

Cash	$11,273	$4,113
Accounts and other receivables, less allowance for doubtful accounts of $350 and $211	110,998	88,039
Product exchange receivables	42,148	10,912
Inventories	101,832	51,798
Due from affiliates	8,336	2,325
Fair value of derivatives	—	235
Other current assets	7,093	584

Total current assets	281,680	158,006

Property, plant and equipment, at cost	497,323	441,117
Accumulated depreciation	(110,332)	(98,080)

Property, plant and equipment, net	386,991	343,037

Goodwill	37,405	37,405
Investment in unconsolidated entities	77,276	75,690
Fair value of derivatives	42	—
Other assets, net	8,493	9,439

	$791,887	$623,577

Liabilities and Partners’ Capital

Current installments of long-term debt	$—	$21
Trade and other accounts payable	169,144	104,598
Product exchange payables	70,856	24,554
Due to affiliates	10,138	7,543
Income taxes payable	671	602
Fair value of derivatives	13,083	4,502
Other accrued liabilities	4,717	4,752

Total current liabilities	268,609	146,572

Long-term debt	285,000	225,000
Deferred income taxes	8,660	8,815
Fair value of derivatives	11,535	5,576
Other long-term obligations	1,586	1,766

Total liabilities	575,390	387,729

Partners’ capital	232,798	242,610
Accumulated other comprehensive income (loss)	(16,301)	(6,762)

Total partners’ capital	216,497	235,848

Commitments and contingencies	$791,887	$623,577

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Terminalling and storage	$9,900	$7,037	$17,820	$13,988
Marine transportation	19,309	15,154	35,712	29,038
Product sales:
Natural gas services	182,025	105,321	389,117	207,109
Sulfur services	86,027	30,353	156,252	59,733
Terminalling and storage	10,882	4,449	22,258	8,242

	278,934	140,123	567,627	275,084

Total revenues	308,143	162,314	621,159	318,110

Costs and expenses:
Cost of products sold:
Natural gas services	180,324	100,939	383,174	197,711
Sulfur services	75,964	22,416	132,304	44,217
Terminalling and storage	10,270	3,917	20,191	6,932

	266,558	127,272	535,669	248,860

Expenses:
Operating expenses	26,195	20,663	50,412	39,656
Selling, general and administrative	3,467	2,744	6,946	5,465
Depreciation and amortization	7,614	5,468	14,954	10,362

Total costs and expenses	303,834	156,147	607,981	304,343

Other operating income (loss)	(14)	—	126	—

Operating income	4,295	6,167	13,304	13,767

Other income (expense):
Equity in earnings of unconsolidated entities	4,372	2,418	7,882	4,468
Interest expense	(3,895)	(2,739)	(8,638)	(6,316)
Other, net	67	72	247	151

Total other income (expense)	544	(249)	(509)	(1,697)

Net income before taxes	4,839	5,918	12,795	12,070
Income tax benefit (expense)	(522)	9	(461)	(340)

Net income	$4,317	$5,927	$12,334	$11,730

General partner’s interest in net income	$665	$354	$1,316	$629
Limited partners’ interest in net income	$3,652	$5,573	$11,018	$11,101

Net income per limited partner unit — basic and diluted	$0.25	$0.41	$0.76	$0.82

Weighted average limited partner units — basic	14,532,826	13,638,101	14,532,826	13,478,271
Weighted average limited partner units — diluted	14,535,779	13,642,950	14,535,564	13,483,246
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

						Accumulated
	Partners’ Capital					Other
					General	Comprehensive
	Common		Subordinated		Partner	Income
	Units	Amount	Units	Amount	Amount	Amount	Total
Balances — January 1, 2007	10,603,808	$201,387	2,552,018	$(6,237)	$3,253	$122	$198,525

Net Income	—	9,254	—	1,847	629	—	11,730

Follow-on public offering	1,380,000	55,934	—	—	—	—	55,934

General partner contribution	—	—	—	—	1,192	—	1,192

Unit-based compensation	3,000	26	—	—	—	—	26

Cash distributions	—	(13,361)	—	(3,216)	(697)	—	(17,274)

Adjustment in fair value of derivatives	—	—	—	—	—	193	193

Balances — June 30, 2007	11,986,808	$253,240	2,552,018	$(7,606)	$4,377	$315	$250,326

Balances — January 1, 2008	12,837,480	$244,520	1,701,346	$(6,022)	$4,112	$(6,762)	$235,848

Net income	—	9,958	—	1,060	1,316	—	12,334

Cash distributions	—	(18,229)	—	(2,416)	(1,535)	—	(22,180)

Unit-based compensation	—	34	—	—	—	—	34

Adjustment in fair value of derivatives	—	—	—	—	—	(9,539)	(9,539)
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Balances — June 30, 2008	12,837,480	$236,283	1,701,346	$(7,378)	$3,893	$(16,301)	$216,497

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2008	2007
Cash flows from operating activities:
Net income	$12,334	$11,730

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,954	10,362
Amortization of deferred debt issuance costs	559	540
Deferred taxes	(155)	(68)
Gain on sale of property, plant and equipment	(126)	—
Equity in earnings of unconsolidated entities	(7,882)	(4,468)
Distributions from unconsolidated entities	—	200
Distributions in-kind from equity investments	5,621	4,541
Non-cash mark-to-market on derivatives	5,195	854
Other	34	26
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(22,959)	6,769
Product exchange receivables	(31,236)	4,170
Inventories	(50,034)	702
Due from affiliates	(6,011)	(1,145)
Other current assets	(6,509)	148
Trade and other accounts payable	64,546	6,059
Product exchange payables	46,302	(7,401)
Due to affiliates	2,595	(4,694)
Income taxes payable	69	277
Other accrued liabilities	(34)	(892)
Change in other non-current assets and liabilities	(224)	47

Net cash provided by operating activities	27,039	27,757

Cash flows from investing activities:
Payments for property, plant and equipment	(52,756)	(36,772)
Acquisitions, net of cash acquired	(5,983)	(37,344)
Proceeds from sale of property, plant and equipment	404	—
Return of investments from unconsolidated entities	600	2,970
Distributions from (contributions to) unconsolidated entities for operations	75	(5,777)

Net cash used in investing activities	(57,660)	(76,923)

Cash flows from financing activities:
Payments of long-term debt	(100,791)	(97,287)
Proceeds from long-term debt	160,770	103,250
Net proceeds from follow on public offering	—	55,934
General partner contribution	—	1,192
Payments of debt issuance costs	(18)	—
Cash distributions paid	(22,180)	(17,274)

Net cash provided by financing activities	37,781	45,815

Net increase (decrease) in cash	7,160	(3,351)
Cash at beginning of period	4,113	3,675

Cash at end of period	$11,273	$324

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
Unaudited Non-GAAP Financial Measure
(Dollars in thousands)

	Three Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2008	2008
Net income	$4,317	$12,334
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	7,614	14,954
Amortization of deferred debt issuance costs	280	559
Deferred taxes	(75)	(155)
Distribution equivalents from unconsolidated entities[1]	3,191	6,221
Invested cash in unconsolidated entities[2]	707	2,011
Equity in earnings of unconsolidated entities	(4,372)	(7,882)
Non-cash mark-to-market on derivatives	3,307	5,195
Maintenance capital expenditures[3]	(2,700)	(5,010)
(Gain) loss on sale of property, plant and equipment	14	(126)
Unit-based compensation	17	34

Distributable cash flow	$12,300	$28,135

	Three Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2008	2008
[1] Distribution equivalent from unconsolidated entities:
Distributions from unconsolidated entities	$—	$—
Return of investments from unconsolidated	150	600
Distributions in-kind from equity investments	3,041	5,621

Distributions equivalents from unconsolidated entities	$3,191	$6,221

[2] Invested cash in unconsolidated entities:
Distributions from (contributions to) unconsolidated entities for operations	$(431)	$75
Expansion capital expenditures in unconsolidated entities	1,138	1,936

Invested cash in unconsolidated entities	$707	$2,011

[3] Maintenance capital expenditures exclude hurricane-related maintenance capital expenditures.